EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-68283 and 333-135210) and Form S-8 (No. 333-100214) of AMB Property, L.P. and Form S-8 (Nos. 333-42015, 333-78779, 333-90042 and 333-144489) of AMB Property Corporation of our report dated February 29, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
San Francisco, California
February 29, 2008